                                                                    Exhibit 99.2

                              AMENDED AND RESTATED
                              ANTEX BIOLOGICS INC.
                       1992 DIRECTORS' STOCK OPTION PLAN

1.   Purpose.

         The purpose of this 1992 Directors' Stock Option Plan (the "Plan") of Antex Biologics Inc. (the "Company") is to promote the recruiting and retention of highly qualified outside Directors and to strengthen the commonality of interest between directors and shareholders. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.   Administration.

         The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and nondiscretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

3.   Participation in the Plan.

         Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan.

4.   Stock Subject to the Plan.

         (a) The maximum number of shares which may be issued under the Plan shall be 1,700,000 shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), subject to adjustment as provided in Section 9.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

         (c) All options granted under the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Code.

5.   Terms, Conditions and Form of Options.

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Option Grant Dates. Following approval of the Plan by the holders of a majority of the shares of Common Stock present or represented at a meeting of the Company's shareholders duly called and held in accordance with the Company's by-laws and applicable law, options shall be granted automatically to all eligible directors as follows: (i) each director (an "Original Director") who is elected to the Board prior to the Company's initial public offering of shares of its Common Stock (the "Initial Public Offering") and who is eligible for participation shall be granted an option to purchase 5,000 shares of Common Stock on the effective date of the Company's Initial Public Offering (the "Original Options"); (ii) after the date of the Initial Public Offering and prior to May 21, 1996, the date of the annual stockholders' meeting (the "1996 Annual Meeting"), each Original Director and each person who becomes an eligible director shall be granted annually an option to purchase 7,500 shares of Common Stock on the close of business on the date of his or her initial election to the Board of Directors or at the time of his or her re-election at the annual stockholders' meeting, or if such director is continuing in his or her term, at the time of the annual stockholders' meeting, as applicable, provided he or she is an eligible director on the date of grant; and (iii) on and after the date of the 1996 Annual Meeting, each director who is eligible to participate in the Plan shall receive an option to purchase shares of Common Stock as follows: (A) each eligible director who has served on the Board of Directors for at least three years as of the date of the 1996 Annual Meeting shall be granted (I) on the date of the 1996 Annual Meeting, and on the date of the Annual Meeting every third year thereafter, an option to purchase the number of shares of Common Stock equal to $20,000 divided by the Fair Market Value of the Common Stock, and multiplied by a factor of 2.5, and (II) on the date of each other Annual Meeting after the 1996 Annual Meeting, an option to purchase the number of shares of Common Stock equal to $20,000 divided by the Fair Market Value of the Common Stock, and (B) each eligible director who has served on the Board of Directors for fewer than three years as of the date of the 1996 Annual Meeting shall be granted (I) on the date of the first Annual Meeting following the completion of three years of service, and on the date of the Annual Meeting every third year thereafter, an option to purchase the number of shares of Common Stock equal to $20,000 divided by the Fair Market Value of the Common Stock, and multiplied by a factor of 2.5, and (II) on the date of each other Annual Meeting after the 1996 Annual Meeting, an option to purchase the number of shares of Common Stock equal to $20,000 divided by the Fair Market Value of the Common Stock (each option granted pursuant to clause
(ii) or (iii) being referred to as an "Additional Option"). The Fair Market Value shall be equal to the exercise price of the option calculated in accordance with paragraph (b), except that in no event shall the Fair Market Value be less than $0.50 per share.

         (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal the closing price per share of the Company's Common Stock on NASDAQ, or the principal exchange on which the Common Stock is then listed, on the date of grant, and if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported. If any options are granted on a date on which the Company's stock is listed on the OTC Bulletin Board (or similar quotation reporting service), the option exercise price per share shall be the average closing bid price over the thirty trading days preceding the date of grant. If any options are granted on a date on which the Common Stock is not listed on an exchange or NASDAQ, the option exercise price per share shall be the fair market value of the Common Stock as determined by the Board of Directors in its sole discretion.

         (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) and shall be exercised during the lifetime of the optionee only by such optionee.

         (d) Exercise Period. Each Original Option shall become vested and exercisable upon completion of one year of service, and may be exercised thereafter from time to time, in whole or in part, prior to the fifth anniversary of the date of grant. Each Additional Option shall vest quarterly in four equal installments over a period of one year following the date of grant and may be exercised at any time and from time to time, in whole or in part, prior to the fifth anniversary of the date of grant.

         (e) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

         (f) Payment of Purchase Price. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price, (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, or
(iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

6.   Assignments.

         The rights and benefits under the Plan may not be assigned except as provided in Section 5.

7.   Time for Granting Options.

         No options for shares subject to the Plan shall be granted after the termination date of the Plan as provided for in Section 14(b).

8.   Limitation of Rights.

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

         (b) No Shareholder Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.   Adjustment Provisions.

         (a) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3").

         (b) Mergers. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice; and (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

10.      Change in Control.

         Notwithstanding any other provision of the Plan, in the event of a "Change in Control of the Company" (as defined below), any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this Section 10) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least twothirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the disinterested Directors.

11.  Amendment of the Plan.

         (a) The provisions of Sections 3, 5(a) and 5(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

12.  Withholding.

         The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 12 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. Notwithstanding the foregoing, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

13.  Notice.

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer of the Company and shall become effective when it is received.

14.  Effective Date and Duration of the Plan.

         (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, all options granted under the Plan shall terminate and no further options shall be granted under the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in section

11(a)) shall become effective when adopted by the Board of Directors, but no option issued after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) Termination. Unless earlier terminated pursuant to Section 9, the Plan shall terminate upon the earlier of (i) the day following the date of the Company's annual shareholders' meeting in 2002, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

15.  General Restrictions.

         (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16.  Governing Law.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland.

As amended by the Board of Directors through January 21, 1997